Exhibit-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated November 13, 2007 of China Recyling Energy Corporation of our report dated March 14, 2008 relating to the financial statements, which appear in this Form 10-K.

Goldman Parks Kurland Mohidin LLP
Encino, California
April 14, 2008